As filed with the Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEN Holdings, Inc.

(Exact name of registrant as specified in its Charter)

Nevada	99-1291725
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Virgilio D. Torres

Chief Executive Officer

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shashi Khiani, Esq. Prithvi Tanwar, Esq. Polsinelli PC 1401 Eye Street, NW, Suite 800 Washington, D.C. 20005 Telephone: (202) 783-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated July 24, 2026

PROSPECTUS

TEN Holdings, Inc.

500,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus under the caption “Selling Stockholder,” of up to an aggregate of 500,000 shares (the “Resale Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

We are not offering or selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Resale Shares. The Selling Stockholder may sell the Resale Shares offered by this prospectus from time to time on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 8. The Resale Shares may be sold at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

We are paying the cost of registering the Resale Shares covered by this prospectus as well as various related expenses. The Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its Resale Shares.

If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Common Stock is listed on the Nasdaq Capital Market and traded under the symbol “XHLD.” On July 23, 2026, the closing price of the Common Stock, as reported on the Nasdaq Capital Market was $2.09 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation by Reference” and “Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Resale Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Additional Information” and “Incorporation by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “XHLD,” the “Company” and similar designations refer to TEN Holdings, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

The Company, headquartered in Langhorne, Pennsylvania, was incorporated on February 12, 2024 in Pennsylvania to act as the holding company of TEN Events, Inc. (“TEN Events”), which was incorporated in Pennsylvania in May of 2011 and is an operating entity. On July 24, 2024, the Company changed its domicile of incorporation from Pennsylvania to Nevada. TEN Events is a provider of event planning, production, and broadcasting services. TEN Events produces virtual, hybrid, self-service, and physical events. Virtual, hybrid, and self-service events could involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by our proprietary Xyvid Pro platform and TEN Pro platform. Physical events were added to our revenue streams, due to our corporate restructuring completed in fiscal year 2023, and mainly involve livestreaming and video recording of physical events.

As of the date of this prospectus, we primarily generate revenue from virtual and hybrid events delivered to corporate customers.

Our mission is to deliver top-tier planning, production, and broadcasting services for virtual, hybrid and physical events. Our goal is to become a global leader in innovative virtual events that enhance engagement and connectivity, making impactful and memorable experiences accessible to all.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

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●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues equal or exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 1170 Wheeler Way, Langhorne, Pennsylvania 19047. Our telephone number is 1.800.909.9598 and our website address is https://www.tenholdingsinc.com/. Information contained on our website is not part of this prospectus and should not be relied upon in making an investment decision. We have included our website address as an inactive textual reference only.

Risks Affecting Our Company

In evaluating an investment in our Common Stock, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 4 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026, and any updates to those Risk Factors, which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

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The Offering

Common Stock offered by Selling Stockholder:	Up to 500,000 shares of Common Stock

Shares of Common Stock outstanding as of July 23, 2026:	11,977,443

Use of proceeds:	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Stockholder. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 4 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “XHLD”.

RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2025 and any updates to those Risk Factors, which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

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Risks Related to this Offering

Future sales or issuances of our Common Stock in the public markets, including sales or issuances under our Equity Line of Credit (“ELOC”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) or sales by our directors, officers and stockholders or the perception of such sales, could depress the trading price of our Common Stock.

The sale of a substantial number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Common Stock at any time pursuant to this prospectus or in one or more separate offerings or pursuant to our ELOC. In addition, subject to lock-up agreements that they have entered into with WestPark Capital, Inc. (subject to certain exceptions) and securities law restrictions, our directors, officers and stockholders may sell shares of Common Stock at any time. We cannot predict the effect that future sales of our Common Stock, including by our directors and officers, or the effect that the timing of any such sales, would have on the market price of our Common Stock.

We are subject to government investigations and regulatory inquiries which could result in substantial costs, penalties and reputational harm.

We have received subpoenas and other requests for information from the U.S. Department of Justice (the “DOJ”) and the SEC relating to the Company’s initial public offering (the “IPO”) and four contracts the Company executed after its IPO.

Government investigations and regulatory proceedings are inherently uncertain, can be time-consuming, disruptive, and expensive, and can divert the attention of management and other personnel from our business operations. The outcome of these matters cannot be predicted with certainty, and we may be required to incur substantial legal, accounting and other professional fees in responding to these investigations.

If these investigations result in adverse findings, settlements, enforcement actions, civil litigation, criminal proceedings, injunctions, monetary penalties, disgorgement, changes to our business practices, limitations on our operations, or other remedial measures, our business, financial condition, results of operations, cashflows, and reputation could be materially adversely affected. In addition, publicity regarding these matters, regardless of the ultimate outcome, could harm our reputation, impair our ability to maintain or grow relationships with customers, investors, business partners, and employees and negatively impact the trading price of our securities.

Any adverse resolution of these matters could also impair our ability to access the capital markets, complete financing transactions, suspension of trading of our securities, maintain exchange listing standards, or satisfy contractual obligations, which could materially adversely affect our business and prospects.

Failure to comply with The Nasdaq Capital Market continued listing requirements may result in our Common Stock being delisted from The Nasdaq Capital Market.

There can be no assurance that we will be able to maintain the listing standards of the Nasdaq Capital Market, the exchange on which our Common Stock is traded, which includes requirements that we maintain our stockholders’ equity, total value of shares of Common Stock held by unaffiliated stockholders, minimum bid price, and market capitalization above certain specified levels. For example, on June 30, 2025, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that the Company had not been in compliance with Nasdaq’s minimum bid price requirement. In order to cure the deficiency, we effected a 1-for-15 reverse stock split on December 1, 2025 to regain compliance with Nasdaq’s minimum bid price requirement. Because we effected such reverse stock split to cure our minimum bid price deficiency in December 2025, should our stock price fail to meet Nasdaq’s minimum bid price requirement at any time prior to December 1, 2026, we will not be eligible for any compliance period and our stock will be immediately delisted.

In addition, on May 26, 2026, we received a deficiency letter from the Staff notifying us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain a minimum of $2,500,000 in stockholders’ equity. On June 30, 2026, we issued a press release announcing that we had closed a registered direct offering of 7,500,000 shares of Common Stock for net proceeds of approximately $6.6 million. As a result, we believe we have regained compliance with Nasdaq Listing Rule 5550(b)(1).

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If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our Common Stock might cease to trade on Nasdaq, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares of Common Stock than Nasdaq. A delisting could substantially decrease trading in our Common Stock, adversely affect the market liquidity of our Common Stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act, and Rule 3b-6 thereunder. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “may,” “might,” “will,” “should,” “would,” “could,” “likely,” “estimate,” “intend,” “continue,” “future,” “potential,” “believe,” “expect,” “plan,” “project,” “target,” “forecast,” “outlook,” “anticipate,” “estimate,” or “intend” or similar expressions or the negative thereof. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to maintain compliance with the regulations applicable to us, including the continued listing requirements of the Nasdaq;

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●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed under “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. We caution readers not to place undue reliance on forward-looking statements. The Company disclaims any obligation to revise or update any forward-looking statements contained in this prospectus to reflect future events or developments.

USE OF PROCEEDS

The Resale Shares offered by this prospectus are being registered for the account of the Selling Stockholder identified herein. We will not receive any of the proceeds from the sale of the Resale Shares.

SELLING STOCKHOLDER

The 500,000 Resale Shares being offered by the Selling Stockholder consist of shares of Common Stock issued to the Selling Stockholder on May 22, 2026 in a private placement. We are registering the Resale Shares in order to permit the Selling Stockholder and any of its pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such Resale Shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the Resale Shares by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder identified in the first column, based on its ownership of shares of Common Stock as of July 23, 2026. The fourth column lists the number of Resale Shares being offered by this prospectus by the Selling Stockholder. The sixth column assumes the sale of all of the Resale Shares offered by the Selling Stockholder pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 11,977,443 shares of Common Stock outstanding as of July 23, 2026.

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We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the Resale Shares. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholder. As a result, we cannot estimate the number of shares of Common Stock the Selling Stockholder will beneficially own after termination of sales under this prospectus.

Neither the Selling Stockholder, nor any person having control over the Selling Stockholder, has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our Common Stock.

	Shares Beneficially Owned Prior to the Offering		Shares to be Sold Pursuant the Offering		Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number of Shares	Percent of Class (1)	Number of Shares	Percent of Class (1)	Number of Shares	Percent of Class (1)
Wang Huaqiu (2)	500,000	4.2%	500,000	4.2%	-	-%

(1) Based on 11,977,443 shares of Common Stock outstanding as of July 23, 2026.

(2) The address for Wang Huaqiu is Production Team No. 006, 21st Production Team, 2nd District, Xihua State-owned Farm, Danzhou City, Hainan Province.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock, which we refer to herein collectively as the Resale Shares, issued to the Selling Stockholder to permit the resale of these Resale Shares by the holder of the Resale Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Stockholder may sell all or a portion of the Resale Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Resale Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Stockholder may also sell any of the Resale Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholder may deliver any of the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge any of the Resale Shares to broker-dealers that in turn may sell such Resale Shares, to the extent permitted by applicable law. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successor in interest as a selling stockholder under this prospectus. The Selling Stockholder also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder, if it is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of any of the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%) of the total gross proceeds of such Resale Shares sold.

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such Resale Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

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We will pay all expenses of the registration of the Resale Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. We will indemnify the Selling Stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

EXPERTS

The financial statements of TEN Holdings, Inc., as of and for the years ended December 31, 2024 and December 31, 2025, have been audited by ASSENTSURE PAC, independent registered public accountants, as set forth in their reports thereon, which are incorporated by reference in this prospectus and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Resale Shares will be passed upon for us by Polsinelli PC, Washington, DC. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the Resale Shares offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference. For further information with respect to us and the Resale Shares offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

You can also read the registration statement at the SEC’s internet web site at http://www.sec.gov.

We file or have filed annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

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INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all shares of Common Stock covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-42515), filed on March 18, 2026 (the “2025 Form 10-K”);

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 (File No. 001-42515), filed on May 15, 2026;

●	our Current Report(s) on Form 8-K (File No. 001-42515), filed on February 5, 2026, May 8, 2026 , May 26, 2026 , June 26, 2026 (other than Item 7.01 thereof), July 16, 2026, July 20, 2026 and July 24, 2026; and

●	the description of our capital stock which is contained in our Registration Statement Form 8-A (File No. 001-42515), filed with the SEC on February 11, 2025, as updated by Exhibit 4.2 of the 2025 Form 10-K, and any other amendment or report filed with the SEC for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

TEN Holdings, Inc.

1170 Wheeler Way,

Langhorne, Pennsylvania 19047

Attention: Secretary

1.800.909.9598

The documents incorporated by reference may be accessed at our website at https://www.tenholdingsinc.com/. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the Resale Shares being registered under this registration statement. All amounts are estimates except the SEC registration fee.

SEC registration fee	$139.48
Legal fees and expenses	$41,350
Accounting fees and expenses	$10,500
Printing and miscellaneous expenses	$3,000
Total	$54,989.48

Item 15. Indemnification of Officers and Directors

The Company is a Nevada corporation and is generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, subject to certain statutory exceptions or unless the corporation’s articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless (i) the presumption that, subject to certain statutory exceptions, such director or officer, in deciding upon matters of business, acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted, (ii) it is proven that the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (iii) it is proven that such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502(1) of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 78.7502(2) of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the NRS precludes indemnification by the corporation for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Any discretionary indemnification pursuant to Section 78.7502 of the NRS, unless ordered by a court or advanced pursuant to Section 78.751(2) of the NRS, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. Such determinations must be made by the stockholders of the corporation, the board of directors, or in a written opinion of independent legal counsel, under certain circumstances.

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Section 78.751(1) of the NRS provides that a Nevada corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (ii) any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees. Section 78.751(2) provides that, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.751 and Section 78.7502 of the NRS and the advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, the bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751(2) of the NRS, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action. Section 78.751(3) of the NRS further provides that the indemnification pursuant to Section 78.751 and Section 78.7502 of the NRS and the advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. Section 78.751(5) of the NRS provides that a right to indemnification or advancement of expenses arising under a provision of the articles of incorporation or bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

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Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses. No trust fund, self-insurance program, security interest or other lien on any assets of the corporation, or letter of credit, guaranty or surety may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Our articles of incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permissible under the applicable laws and regulations. In addition, our board of directors is authorized to purchase and maintain insurance on behalf of our officers and directors against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

The Company maintains standard policies of insurance under which coverage is provided (a) to the Company’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

See also the Undertakings set forth in the response to Item 17 herein.

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Item 16. Exhibits

Exhibit Number	Description

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on October 11, 2024).

4.2	Registration Rights Agreement, dated May 22, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 26, 2026).

5.1*	Opinion of Polsinelli PC

23.1*	Consent of ASSENTSURE PAC

23.2*	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Langhorne, State of Pennsylvania, on July 24, 2026.

TEN HOLDINGS, INC.

By:	/s/ Virgilio D. Torres
Name:	Virgilio D. Torres
Title:	Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Virgilio D. Torres, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Virgilio D. Torres	Director, Chief Executive Officer, Chief Financial Officer and Secretary	July 24, 2026
Virgilio D. Torres	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Christina Maldonado	Director	July 24, 2026
Christina Maldonado

/s/ Gan Yong Sheng	Director	July 24, 2026
Gan Yong Sheng

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